Genuity Capital Markets Strictly Private and Confidential. For Discussion purposes only Presentation to the Designated Directors November 12th, 2009

Strictly Private and Confidential 1 Table of Contents I. Background to the Offer II. Corel Overview III. Overview of Fairness Opinion Methodology IV. Financial Analysis Appendices A. Additional Financial Details

I. Background to the Offer

Strictly Private and Confidential 3 Timeline2008 Offer ? On March 28, 2008, the Company received an unsolicited proposal from Vector to make an offer to acquire all of the Company’s outstanding Shares not owned by it at a price of $11.00 cash per share. The Board formed a Special Committee, which assisted it in evaluating and responding to Vector’s proposal. In addition, the Special Committee undertook a process to evaluate other strategic alternatives to maximize value for all shareholders. 2008 Sale Process ? On August 18, 2008, Vector informed the Company that it was withdrawing its proposal to facilitate pursuit by the Company of other alternatives for maximizing value for all shareholders. On August 20, 2008, the Company announced that it was in discussions with a third party regarding a potential sale of the Company. On October 22, 2008, the Company announced that discussions with a third party regarding a potential sale of the Company had ceased, and there were no longer any negotiations concerning an acquisition of the Company then pending. 2009 Offer ? In August 2009, Vector notified Messrs. Ciporin, Cohen and Tissenbaum that Vector had decided to once again evaluate the possibility of a transaction in which it would offer to acquire all of the outstanding Shares of the Company not owned by it and the Board confirmed that Messrs. Tissenbaum, Cohen and Ciporin would be mandated as the Designated Directors to act as the Board with respect to all matters related to a possible transaction with Vector. Thereafter, on October 23, 2009, a director affiliated with Vector informed one of the Designated Directors that Vector was considering making an offer of $3.35 in cash per share for all of the outstanding Shares of the Company not already owned by Vector. On October 28, 2009, Vector commenced its offer of $3.50 in cash per share for all of the outstanding Shares of the Company not already owned by it. On November 11, 2009, Vector informed the Designated Directors that it would increase the Offer Price to $4.00 per share

Strictly Private and Confidential 4 Offer SummaryOffering Party ? Corel Holdings, L.P. a limited partnership controlled by an affiliate of Vector Capital (“Vector”) Consideration ? Amount payable in cash Offer Price ? US$4.00 per share for all issued and outstanding common shares of Corel Corporation, net to the seller in cash without interest and less applicable withholding taxes, not controlled by Vector and its affiliates Offer Expiry ? November 25, 2009 (“Expiry Date”) Offer Type ? Tender offer Conditions ? Conditioned upon at least a majority of the aggregate number of outstanding shares, excluding the shares controlled by Vector, tendering their shares prior to the Expiry Date Financing ? All capital provided by Vector Capital Partners II International Ltd.

II. Corel Overview

Strictly Private and Confidential 6 Capitalization
Capitalization
(In US$ millions except per share) 1 Based on Genuity forecast 2 Street research as of July 10, 2009Pre-InitialRevisedAnnoun.OfferOfferShare Price $3.13$3.50$4.00FD Shares Outstanding27.527.928.2Equity Value86.297.6113.0Long-term debt117.8117.8117.8Capital Leases1.31.31.3Cash and Equivalents(18.9)(18.9)(18.9)TEV186.3197.7213.1TEV/EBITDALTM49.23.8x4.0x4.3x2009E - Internal40.14.6x4.9x5.3x2010E — GCM143.24.3x4.6x4.9x2009E — Street238.54.8x5.1x5.5x2010E - Street242.54.4x4.7x5.0xPrice/Earnings2009E — Street2$0.873.6x4.0x4.6x2010E - Street2$0.923.4x3.8x4.3x

Strictly Private and Confidential 7 Consolidated Financial Summary
Quarterly Financial Summary(US$ millions)Q1 ‘07Q2 ‘07Q3 ‘07Q4 ‘07Q1 ‘08Q2 ‘08Q3 ‘08Q4 ‘08Q1 ‘09Q2 ‘09Q3 ‘09Q4 ‘09EFY 2007AFY 2008AFY 2009EDigital Media18.630.526.733.028.628.528.333.326.622.820.425.7108.8118.795.4Graphics & Productivity34.134.533.739.436.938.537.936.229.727.627.028.7141.7149.5112.9Total Revenue52.665.060.472.465.567.066.269.456.250.447.454.4250.5268.2208.3COGS(8.9)(14.5)(12.4)(14.4)(15 .5)(14.1)(15.5)(16.9)(15.7)(14.3)(12.7)(14.2)(50.3)(62.0)(56.9)Gross Margin43.750.648.058.050.152.950.752.540.636.034.740.2200.2206.2151.4Direct Operating Expenses(11.4)(10.8)(11.7)(11.2)(11.8)(12.5)(10.9)(10.5)(9.4)(8.7)(7.5)(9.7)(45.1)(45.7)(35.4)Contri bution Margin32.339.836.246.838.240.439.842.031.227.327.230.5155.1160.5116.1Other Expenses(24.0)(24.2)(23.3)(27.0)(26.4)(25.4)(23.1)(22.8)(19.3)(18.9)(17.4)(20.4)(98.6)(97.8)(76.0)Ad justed EBITDA8.315.612.919.711.815.016.719.211.98.39.810.156.562.740.1FX Translation0.5(0.4)0.60.11.5(0.1)(0.9)(2.3)(0.9)1.8(0.2)0.00.8(1.8)0.8Adj. EBITDA - Reported8.715.213.519.913.314.915.816.911.010.19.610.157.360.940.9LTM Total Revenue250.5263.4265.4271.3268.2258.9242.2223.4208.3LTM Adjusted EBITDA56.560.159.563.262.762.756.149.240.1LTM Adjusted EBITDA - Reported57.361.961.663.960.958.653.847.740.9As % of Net RevenueCOGS as % of Net Revenue17%22%21%20%24%21%23%24%28%28%27%26%20%23%27%Gross Margin83%78%79%80%76%79%77%76%72%72%73%74%80%77%73%Contribution Margin61%61%60%65%58%60%60%61%55%54%57%56%62%60%56%Adjusted EBITDA16%24%21%27%18%22%25%28%21%17%21%19%23%23%19%
Note: Based on internal management reports

Strictly Private and Confidential 8 Financial Forecast
Consolidated Financial Summary
Note: Based on Genuity forecast(US$ millions)Q1 2010EQ2 2010EQ3 2010EQ4 2010EFY 2010EFY 2011EFY 2012EFY 2013EDigital Media25.722.520.524.292.995.495.293.7Graphics & Productivity30.828.628.029.7117.1119.8125.4128.7Total Revenue56.551.148.454.0209.9215.2220.6222.4COGS(14.8)(13.0)(11.4)(13.1)(52.3)(52.1)(52.0)(51.6)Gross Margin41.738.037.040.9157.6163.1168.6170.8Direct Operating Expenses(9.8)(8.9)(8.6)(9.7)(36.9)(38.6)(39.7)(39.9)Contribution Margin31.929.228.531.2120.7124.6128.9130.9Other Expenses(20.9)(19.1)(17.4)(20.0)(77.4)(76.1)(78.4)(80.3)Adjusted EBITDA10.910.111.111.143.248.550.650.6As % of Net RevenueCOGS as % of Net Revenue26%26%24%24%25%24%24%23%Gross Margin74%74%76%76%75%76%76%77%Contribution Margin56%57%59%58%57%58%58%59%Adjusted EBITDA19%20%23%21%21%23%23%23%

Strictly Private and Confidential 9 Share Ownership
Shareholder Ownership Vector Ownership
Source: Thomson; Big Dough; SEDI; Company filingsAll Others32%Vector Capital68%NumberPercentPercent of Shareholderof SharesOwnershipFloatInsidersVector Capital17,682,698 68.3%All Other Insiders70,027 0.3%Total Insiders17,752,725 68.5%JANA Partners2,090,232 8.1%25.6%Evergreen Investment Management1,145,483 4.4%14.1%Burgundy Asset Management832,010 3.2%10.2%S Squared Technology716,000 2.8%8.8%Brandywine Global301,511 1.2%3.7%Other Disclosed Institutional672,351 2.6%8.2%Total Disclosed Institutions5,757,587 22.2%70.6%Other Institutional and Retail2,395,110 9.2%29.4%Total Shares Outstanding25,905,422100.0%Float8,152,69731.5%100.0%

Strictly Private and Confidential 10 Share Price Since IPO
Share Price Performance$0.00$2.00$4.00$6.00$8.00$10.00$12.00$14.00$16.00$18.0025-Apr-0625-Oct-0625-Apr-0725-Oct- 0725-Apr-0825-Oct-0825-Apr-0925-Oct-09Share Price (US$)05001,0001,5002,0002,500Volume (000s)Aug 28, 2006Corel signed definitive agreement to acquire InterVideoMar 28, 2008Corel received unsolicited proposal from Vector CapitalMay 5, 2008Corel appointed Kris Hagerman as interim CEOOctober 22, 2008Corel ended discussions with third party regarding potential saleMay 2, 2006Corel completed its IPO and acquires WinZip from Vector CapitalApril 21, 2008Corel CEO David Dobson stepped downOctober 28, 2009Vector announces tender offer for outstanding Corel shares at US$3.50 per share
Source: Bloomberg

Strictly Private and Confidential 11 Volume Weighted Average PriceTurn of Float1 (Pre-Announcement)1 Since April 7, 20082 Since June 22, 2009Source: BloombergSince IPO43.2%23.5%2.2%3.3%27.8%0%20%40%60%80%100%$1.25 to $3.25$3.25 to $5.25$5.25 to $7.25$7.25 to $9.25$9.25 to $11.25Cumulative% of Shares Traded in Price RangeVWAP = $5.31Since Announcement2Offer Premium$3.13$3.12$3.10$2.99$2.95$2.541 Day5-Day VWAP10-Day VWAP20-Day VWAP30-Day VWAP90-Day VWAP27.8%28.2%29.1%33.8%35.6%57.5%23.8%3.9%21.3%39.1%12.0%0%20%40%60%80%100%$1.25 to $4.75$4.75 to $8.25$8.25 to $11.75$11.75 to $15.25$15.25 to $18.75Cumulative% of Shares Traded in Price RangeVWAP = $10.2249.4%48.7%1.1%0.3%0.5%0%20%40%60%80%100%$3.50 to $3.80$3.80 to $4.10$4.10 to $4.40$4.40 to $4.70$4.70 to $5.00Cumulative% of Shares Traded in Price RangeVWAP = $3.86 Strictly Private and Confidential 11 Volume Weighted Average Price
Turn of Float1 (Pre-Announcement)
1 Since April 7, 2008 2 Since June 22, 2009
Source: Bloomberg
Since IPO
Since Announcement2
Offer Premium

Strictly Private and Confidential 12 Stock Performance — Since Announcement Stock Price at Market Close — Since Announcement Source: Bloomberg $4.01 $3.70 $3.71 $3.70 $3.64 $3.65 $3.60 $3.65 $4.02 $4.04 $3.75 $3.79 29-Oct-09 30-Oct-09 2-Nov-09 3-Nov-09 4-Nov-09 5-Nov-09 6-Nov-09 9-Nov-09 10-Nov-09 11-Nov-09 12-Nov-09 13-Nov-09 Offer: US$4.00

Strictly Private and Confidential 13 Relative Share Price Performance02040608010012014016025-Apr-0625-Jul-0625-Oct-0625-Jan-0725-Apr-0725-Jul-0725-Oct-0725-Ja n-0825-Apr-0825-Jul-0825-Oct-0825-Jan-0925-Apr-0925-Jul-0925-Oct-09Indexed Share Price (from Apr 25, 2006)S&P 500 InformationTechnology IndexS&P/TSX IndexS&P 500Corel02040608010012014020-Oct-0820-Nov-0820-Dec-0820-Jan-0920-Feb-0920-Mar-0920-Apr-0920-May-0920 -Jun-0920-Jul-0920-Aug-0920-Sep-0920-Oct-09Indexed Share Price (from Oct 20, 2008)S&P 500 InformationTechnology IndexS&P/TSX IndexS&P 500Corel
Indexed Performance Since IPO Performance Since October 20, 2008
Source: Bloomberg Note: Performance up to announcementIPO to CurrentTech Index113S&P/TSX88S&P 50080Corel2020 Oct ‘08 to CurrentTech Index126S&P 500106S&P/TSX105Corel41

III. Overview of Fairness Opinion Methodology

Strictly Private and Confidential 15 Fairness Opinion Methodology
? Reviewed publicly available financial statements and documents ? Reviewed certain internal financial information ? Reviewed fiscal 2009 budget prepared by management ? Discussed the past, current and projected operations and financial condition with management ? Reviewed reported prices and trading activity ? Compared the financial performance to selected publicly-traded reference companies ? Reviewed the publicly available financial terms of certain reference transactions
? Performed other valuation and comparative analyses, including:? Discounted cash flow analysis; and
? Analysis of premiums paid in other public merger transactions
? Reviewed the offer and related documents ? Performed various other analyses and considered such other factors as deemed appropriate

IV. Financial Analysis

Strictly Private and Confidential 17 $3.91 $3.74 $3.45 $3.59 $3.61 $1.37 $4.38 $4.19 $4.73 $5.25 $6.48 $5.07 $3.78 $4.23 $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 $8.00 $9.00 $10.00 Bid Premium (1 Day) Bid Premium (20-Day VWAP) DCF - WinZip 15-Yr Forecast DCF - WinZip Going-Concern Precedent Transactions Public Comps 52 Week Low/High Summary of Values Summary of Value Range Comments ?? April 8, 2009 (Low) / October 30, 2008 (High) ?? Metrics based on 2009E and 2010E adjusted EBITDA ?? Adjusted to exclude control premium ?? 16.2% — 20.2% WACC and (1.0)% — 1.0% terminal growth rate ?? 25% to 40% premium to 20-day VWAP (US$2.99) Bid: $4.00 (US$ share price) ?? 25% to 40% premium to preannouncement price (US$3.13) ?? 16.2% — 18.2% WACC and (1.0)% — 1.0% terminal growth rate (Residual Corel)

Strictly Private and Confidential 18 Public Comparables
Public Comparables
1 Adjusted for Extraordinary Items
2 Calendar Year Estimates from I/B/E/S 3 Excludes impact from Omniture acquisition TEV = Total Enterprise Value (Market Capitalization, Option Dilution, Preferred Shares, Minority Interest, Net Debt) LTM = Last Twelve Months Note: Figures in Bold are excluded from the Adjusted MeanAll Figures in USD millions unless indicatedMarket CapTEV/EBITDAPrice / EarningsTEV/RevenueCompany Name11-Nov-09TEVLTM 12009E 22010E 22009E 22010E 2LTM 12009E 22010E 2 Avid Technology461366neg6.5x4.4xnegnmf0.6x0.6x0.6xCyberlink Corp.4913579.7x8.5x7.6x17.0x13.3x2.5x2.7x2.4xSonic Solutions244246nmfnegnmfnegnmf2.2x2.3x2.3xRealNetworks499140neg3.4x3.8xnegneg0.2x0.2x0.2xDivx Inc.173383.4x5.9x3.5xnmf44.4x0.5x0.6x0.5xMagix67344.5xnananana0.7xnanaAdjusted Mean5.8x6.1x4.8x17.0x28.9x1.1x1.3x1.2xAdjusted Mean + 0.5 St Dev7.5x7.1x5.8xna39.9x1.6x1.8x1.7xAdjusted Mean — 0.5 St Dev4.2x5.1x3.9xna17.9x0.6x0.7x0.7xMedian4.5x6.2x4.1x17.0x28.9x0.6x0.6x0.6xCorel Corp. (Street Estimates)1042134.3x5.5x5.0x4.6x4.3x1.0x1.0x1.0xAll Figures in USD millions unless indicatedMarket CapTEV/EBITDAPrice / EarningsTEV/RevenueCompany Name11-Nov-09TEVLTM 12009E 22010E 22009E 22010E 2LTM 12009E 22010E 2Microsoft Corp.258,560231,46210.1x9.5x9.1x16.6x15.2x4.0x3.8x3.6xAdobe Systems18,81317,10615.3x14.2x12.5x23.6x20.5x5.9x5.8x5.1xSymantec Corp.14,25813,9337.6x6.4x6.0x11.9x11.5x2.4x2.3x2.3xIntuit Inc.9,6749,7949.7x9.0x7.9x16.0x17.4x3.0x3.0x2.8xMcAfee Inc.6,8126,37116.5x10.2x9.4x17.9x16.1x3.5x3.3x3.0xAutodesk Inc.6,3615,60316.5x16.5x13.6x31.1x24.1x2.9x3.3x3.1xNuance Communications3,8014,51523.7x12.5x11.9x13.4x12.4x4.8x4.4x4.0xAdjusted Mean12.6x10.3x10.0x16.6x15.5x3.4x3.3x3.1xMedian15.3x10.2x9.4x16.6x16.1x3.5x3.3x3.1xCorel Corp. (Street Estimates)1042134.3x5.5x5.0x4.6x4.3x1.0x1.0x1.0x3

Strictly Private and Confidential 19 Comparable Companies Analysis
Comparable Companies Analysis
1 EBITDA and cash adjusted for the effect of planned restructuring(US$ millions, unless otherwise stated)Metric RangeTEVInputLowHighLowHigh2009E Adjusted EBITDA143.65.1x7.1x2223092010E Adjusted EBITDA146.93.9x5.8x183272Average TEV202291Add: Cash11818Less: Total Debt and Capital Leases(119)(119)Equity Value101189FD Shares Outstanding28.029.2Implied Value Per Share$3.61$6.48

Strictly Private and Confidential 20 Precedent TransactionsAll Figures in USD millions unless indicatedDateTEV/LTMTarget CompanyAcquirorAnnouncedTEVRevenueEBITDA Softimage Co.Autodesk Inc.23-Oct-0835 1.9xnaAladdin Knowledge SystemsVector Capital16-Aug-08170 1.1x9.0xCoCreate Software GmbH & Co. KGParametric Technology Corp. 31-Oct-07245 3.1x7.3xArtwork Systems Group NVEsko NV2-Aug-07199 4.4x12.4xNova Development Corp.Avanquest Software17-Jan-0748 1.5xnaInterVideoCorel28-Aug-06112 0.9x9.7xUleadInterVideo5-Jul-0622 0.7xnaMacromedia Inc.Adobe Systems Inc.18-Apr-052,845 6.5x28.4xPinnacle SystemsAvid Technology21-Mar-05360 2.1xnegRoxioSonic Solutions 9-Aug-0485 1.0x3.2xAdjusted Mean1.9x8.3xAdjusted Mean + 0.5 St Dev2.5x10.0xAdjusted Mean - 0.5 St Dev1.3x6.6x
Precedent Transactions — Residual Corel
1 Genuity estimate 2 EBIT reported for segment; D&A estimated from residual business 3 Includes earnout of $2 million
All Figures in USD millions unless indicatedDateTEV/LTMTarget CompanyAcquirorAnnouncedTEVRevenueEBITDA PKWARE Inc.Novacap et al23-Sep-0940 1.0x5.0xOn2 TechnologiesGoogle Inc.4-Aug-09105 6.0xnaAcresso SoftwareThoma Cressey Bravo13-Feb-08200 1.8x4.1xWinZipCorel Corporation28-Feb-0688 3.9x6.5xWinZipVector Capital18-Jul-0534 1.3x2.1xAllume Systems Inc.Smith Micro Software5-Jul-0513 1.3xnaAladdin SystemsIMSI21-Jan-0410 1.2x10.0xAdjusted Mean1.8x4.4xAdjusted Mean + 0.5 St Dev2.3x5.3xAdjusted Mean — 0.5 St Dev1.2x3.5x213
Precedent Transactions — WinZip

Strictly Private and Confidential 21 Precedent Transactions
Precedent Transactions Value Range(US$ millions, unless otherwise stated)Metric RangeTEVPer ShareMetricInputLowHighLowHighLowHighWinZipTEV/LTM EBITDA28.23.5x5.3x98.6149.4Remaining BusinessTEV/LTM EBITDA21.06.6x10.0x138.6210.0Total237.2359.4$4.78$8.75Control Premium Discount(25%)(40%)Total199.0244.8$3.59$5.25

Strictly Private and Confidential 22 DCF — WinZip 15-Yr Forecast Case
DCF Sensitivity DCF Per Share Free Cash Flow Forecast Observations
? WinZip forecast period:? Assume WinZip business declines over 15 years starting in 2013
? WACC: 17.2% (WinZip and Residual Corel) ? Terminal growth rate: 0.0% (Residual Corel) ? Implied TEV/EBITDA multiple in terminal year: 4.4x
? WinZip 15-Yr Forecast case results in a DCF value of $3.45 to $4.23 per share? WACC range: 16.2% to 18.2%
? Terminal growth range: (1.0%) to 1.0%
(US$ millions)2008A2009E2010E2011E2012E2013ERevenues268.2208.3209.9215.2220.5218.5EBITDA60.940.943.248.55 0.647.9Capital Expenditures(2.4)(2.5)(2.5)(2.5)Cash Taxes(2.1)(2.2)(7.1)(6.7)Changes in Working Capital(0.1)(0.3)(0.3)(0.1)Unlevered Free Cash Flow38.743.540.738.6Terminal Growth RateWACC(1.0%)(0.5%)0.0%0.5%1.0%16.2%$3.97$4.03$4.09$4.16$4.2316.7%$3.83$3.89$3.94$4.01$4.0717.2%$3. 70$3.75$3.80$3.86$3.9217.7%$3.57$3.62$3.67$3.72$3.7818.2%$3.45$3.50$3.54$3.59$3.64

Strictly Private and Confidential 23 DCF — WinZip Going-Concern Case
DCF Sensitivity DCF Per Share Free Cash Flow Forecast Observations
? WinZip forecast period: Perpetuity ? WinZip incremental R&D investment: 10% of revenue to drive new product development ? WACC: 17.2% (Residual Corel), 19.2% (WinZip) ? Terminal growth rate: 0.0% ? Implied TEV/EBITDA multiple in terminal year:? WinZip: 4.3x ? Residual Corel: 4.4x
? WinZip Going-Concern case results in a DCF value of $3.78 to $4.73 per share? WACC range: 16.2% to 18.2% (Residual Corel), 18.2% to 20.2% (WinZip)
? Terminal growth range: (1.0%) to 1.0%
(US$ millions)2008A2009E2010E2011E2012E2013ERevenues268.2208.3209.9214.8219.8221.2EBITDA60.940.939.444.44 6.245.9Capital Expenditures(2.4)(2.5)(2.5)(2.5)Cash Taxes(1.9)(2.1)(6.5)(6.5)Changes in Working Capital(0.1)(0.3)(0.3)(0.1)Unlevered Free Cash Flow34.939.536.836.8WinZipRes CorelTerminal Growth RateWACCWACC(1.0%)(0.5%)0.0%0.5%1.0%18.2%16.2%$4.47$4.53$4.59$4.66$4.7318.7%16.7%$4.29$4.34$4.40$4.4 6$4.5219.2%17.2%$4.11$4.16$4.21$4.27$4.3219.7%17.7%$3.94$3.98$4.03$4.09$4.1420.2%18.2%$3.78$3.82$3.8 7$3.91$3.97

A. Additional Financial Detail

Strictly Private and Confidential 25 Weighted Average Cost of Capital
WACC
1 Average of 10 year and 30 year US government bond yields (Bloomberg) 2 Average of B-rated and BB-rated corporate bond yield spreads 3 Source: 2009 Ibbotson Risk Premia Over Time Report (Morningstar) 4 Assuming debt/equity ratio of 0.25x 5 Source: 2009 Ibbotson Risk Premia Over Time Report (Morningstar)
Cost of DebtRisk free rate13.93%Borrowing spread25.22%Pre-tax cost of debt9.15%Tax rate30.00%After tax cost of debt6.40%Cost of EquityRisk free rate13.93%Equity risk premium36.50%Unlevered beta1.30Levered beta41.53Size Premium56.03%After tax cost of equity19.91%Optimal Capital Structure20% debtWACC Calculated from Above17.21%

Strictly Private and Confidential 26 Takeover Premiums40%70%56%56%47%39%42%Q1 2008Q2 2008Q3 2008Q4 2008Q1 2009Q2 2009Q3 2009 44 62 54 25 31 41 37 S&P 500 Index
Takeover Premiums1
1 All M&A transactions over US$20 million; excludes real estate and financial industry transactions, excludes premiums over 200%; based on premium to prior day closing price
Source: Capital IQ32%29%31%200520062007 221 270 319 Average: 30% Year # Deals

Strictly Private and Confidential 27 Going Private Bid Premiums
Canadian Insider Transactions — Bid Premiums
Final Offer as % of Mid-Point Range(20%)0%20%40%60%80%100%Clublink CorpNorthbirdge Financial Corp.Teknion CorporationCunningham Lindsey GroupFUN TechnologiesNurun Inc.SobeysSt. Lawrence Cement GroupSears CanadaShell CanadaBell Nordiq Income FundFalconbridgeThyssenkrupp Budd Canada Inc.Rogers Wireless CommunicationsDecoma InternationalIntier AutomotiveCara Operations LtdDupont CanadaGulf Indonesia Resources LtdTrilon Financial CorpCominco LtdBentall CorporationDesjardins Financial Corp IncBPO Properties LtdCanadian Satellite Comm.Perkins Papers Ltd.Rolland IncPaperboard Industries InternationalCambridge Shopping CentresMonarch Development CorpQuebectel Group IncBCE Mobile Communications IncCelanese Canada IncSoutham Inc.Meridian Technologies IncGlobal Equity CorpGreat Pacific EnterprisesSpruce Falls Acquisition CP1-day premium4-week premium1-Day Average: 21%4 Week Average: 26%57%152%99%

Strictly Private and Confidential 28 Going Private Bid Premium (cont’d)
US Insider Transactions — Bid Premiums(20%)0%20%40%60%80%Landry’s Restaurants Inc.Odyssey Re Holdings Corp.OSG America LPiBasis Inc.First Advantage Corp.Cox Radio Inc.Hiland Holdings GP LPZones Inc.Genentech Inc.NDS Group plcNationwide Financial Services Inc.Waste Industries USA Inc.Digital Angel Corp.Alfa Corp.Optical Communication ProductsGreat American Financial ResourcesSiliconix Inc.21st Century Insurance GroupTD Bank US Holding Co.Netratings Inc.Erie Family Life Insurance Co.Chaparral Resources Inc.Net2Phone Inc.Lafarge North America Inc.Virbac Corp.Micro Therapeutics Inc.New Valley Corp.7-Eleven Inc.Rubicon Medical Corp.Eon Labs Inc.Genencor International Inc.UnitedGlobalCom Inc.Fox Entertainment Group Inc.1-day premium4-week premium1-Day Average: 28%4 Week Average: 25%

Strictly Private and Confidential 29 Precedent Going Private Transactions
Canadian Insider Bid Transactions Initial Offer Final OfferPremiumTargetAcquirorPricePrice1-day4 weeksHigh River Gold MinesLybica Holding B.V.6/16/09$0.2277%$0.30105%114%122%57%Clublink CorpClubLink Enterprises Ltd.5/29/09$7.1687%$7.1687%(4%)8%73%Teal Exploration & Mining Inc.Companhia Vale do Rio Doce12/15/08$3.00125%$3.00125%329%900%65%Northbirdge Financial Corp.Fairfax Financial Holdings12/1/08$39.00100%$39.00100%21%36%63%Teknion CorporationA-Tean Holdings12/24/07$3.1596%$3.1596%80%91%62%Cunningham Lindsey GroupFairfax Financial Holdings10/30/07$3.20117%$3.20117%25%23%86%FUN TechnologiesLiberty Media6/21/07$3.5686%$3.5686%13%9%53%Nurun Inc.Quebecor Media Inc.5/31/07$4.75111%$4.75111%32%36%58%SobeysEmpire Company4/26/07$58.0097%$58.0097%53%55%72%St. Lawrence Cement GroupHolcim2/26/07$36.5095%$43.50114%33%49%64%Sears CanadaSears Holdings12/5/06$16.8682%$18.00na16%30%54%Shell CanadaRoyal Dutch Shell10/23/06$40.0089%$45.00100%37%48%78%Bell Nordiq Income FundBell Aliant Regional Communications10/11/06$19.00125%$19.00125%6%7%63%FalconbridgeNoranda3/9/05$40.9090%$40.9090%5%28%59% Thyssenkrupp Budd Canada Inc.Thyssenkrupp Budd Company11/20/04$9.00152%$9.00152%44%46%77%Rogers Wireless CommunicationsRogers Communications11/11/04$50.7599%$50.7599%15%16%89%Decoma InternationalMagna International10/25/04$12.2083%$12.8391%29%23%74%Intier AutomotiveMagna International10/25/04$34.4274%$33.2783%30%31%86%Cara Operations LtdCara Holdings Limited8/29/03$7.5098%$8.00105%31%31%53%Dupont CanadaE.I du Pont3/19/03$21.0098%$21.75101%21%12%76%Gulf Indonesia Resources LtdConocoPhillips Holding Co5/28/02$20.29104%$20.29104%47%46%71%Trilon Financial CorpBrascan Financial Corp3/26/02$17.00103%$17.00103%3%5%69%Cominco LtdTeck Cominco Ltd4/30/01$37.50102%$37.50102%14%29%50%Bentall CorporationSITQ Immobilier2/15/01$20.0086%$20.0086%3%3%52%Desjardins Financial Corp IncLe Mouvement des Caisses Desjardins8/2/00$23.5077%$23.5077%29%29%81%BPO Properties LtdBrookfield Properties Corp.7/24/00$16.0564%$16.0564%10%10%59%Canadian Satellite Comm.Shaw Communications Inc7/17/00$29.9094%$31.2494%13%31%62%Perkins Papers Ltd.Cascades7/10/00$4.7462%$4.3857%(7%)(9%)74%Rolland IncCascades7/10/00$5.7772%$5.0063%(15%)(13%)73%Paperboard Industries InternationalCascades7/10/00$1.9083%$1.6472%(6%)(0%)71%Cambridge Shopping CentresIvanhoe Inc5/25/00$12.5083%$12.5083%17%35%67%Monarch Development CorpTaylor Woodrow PLC4/7/00$11.25NA$11.25NA33%40%53%Quebectel Group IncTelus Corp3/31/00$23.00100%$23.00100%10%21%50%BCE Mobile Communications IncBCE Inc7/30/99$58.75100%$58.75100%17%23%65%Celanese Canada IncHoechst AG5/19/99$25.0092%$27.25100%30%35%56%Southam Inc.Hollinger Inc.12/2/98$29.0084%$32.2594%22%18%71%Meridian Technologies IncInvestor Group5/29/98$11.0093%$11.0093%18%27%56%Global Equity CorpPico Holdings Inc5/8/98$2.9578%$2.9578%19%10%52%Great Pacific EnterprisesJim Pattison Industries4/24/97$80.00NA$80.00NA21%19%62%Spruce Falls Acquisition CPTembec Inc1/21/97$10.60102%$10.60102%36%41%51%Median:93%99%21%28%64%Average:94%96%21%26%65%Date Announced% of Mid-Point Range% of Mid-PointInitialOwnership

Strictly Private and Confidential 30 Precedent Going Private Transactions (cont’d)
US Insider Bid TransactionsInitial Final OfferOfferPremiumTargetAcquirorPricePrice1-day4 weeksLandry’s Restaurants Inc.Managmenet Group11/3/09$14.75$14.7537%33%55%Odyssey Re Holdings Corp.Fairfax Financial Holdings9/4/09$60.00$65.0030%39%73%OSG America LPOverseas Shipholding Group Inc.7/29/09$8.00$10.2544%62%53%iBasis Inc.KPN B.V.7/13/09$1.55$2.2573%72%56%First Advantage Corp.First American Corp.6/29/09$14.04$18.8648%36%74%Cox Radio Inc.Cox Media Group Inc.3/23/09$3.80$4.8045%(5%)78%Hiland Holdings GP LPManagmenet Group1/15/09$2.40$3.2021%24%61%Salton Inc.Harbinger Capital Partners9/30/08$0.75$0.75436%275%94%Zones Inc.Firoz Lalji7/31/08$8.65$7.0029%(7%)54%Genentech Inc.Roche Holding AG7/21/08$89.00$95.0016%28%56%NDS Group plcNews Corp./Permira Advisers6/27/08$60.00$63.0027%21%72%Nationwide Financial Services Inc.Nationwide Mutual Insurance3/5/08$47.20$52.2538%29%67%Waste Industries USA Inc.Lonnie Poole Jr./Jim Perry10/23/07$36.75$38.0033%31%51%Digital Angel Corp.Applied Digital Solutions Inc.8/9/07$1.54$1.5410%(3%)55%Alfa Corp.Alfa Mutual Insurance Co.7/18/07$17.60$22.0045%36%55%Optical Communication ProductsOplink Communications Inc.6/20/07$1.65$1.655%11%58%Great American Financial ResourcesAmerican Financial Group Inc.2/22/07$23.50$24.5013%11%81%Siliconix Inc.Vishay Intertechnology Inc.2/22/07$34.98$34.4718%7%80%21st Century Insurance GroupAmerican International Group1/24/07$19.75$22.0033%23%62%TD Bank US Holding Co.Toronto-Dominion Bank11/20/06$32.33$32.337%7%57%Netratings Inc.Valcon Acquisition BV10/9/06$16.00$21.0044%46%61%Erie Family Life Insurance Co.Erie Indemnity Co.4/27/06$32.00$32.007%21%75%Chaparral Resources Inc.Lukoil OAO3/13/06$5.80$5.809%19%60%Net2Phone Inc.IDT Corp.2/17/06$2.05$2.0539%30%82%Lafarge North America Inc.Lafarge SA2/6/06$75.00$85.5033%40%53%Virbac Corp.Virbac SA12/13/05$4.85$5.7557%46%60%Micro Therapeutics Inc.ev3 Inc.10/7/05$7.90$7.9033%32%70%New Valley Corp.Vector Group Ltd.9/27/05$9.06$10.8245%47%58%7-Eleven Inc.IYG Holding Co.9/6/05$32.50$37.5032%14%73%Rubicon Medical Corp.Boston Scientific Corp.4/14/05$1.50$1.50(1%)26%54%Eon Labs Inc.Novartis AG2/21/05$31.00$31.0011%23%68%Genencor International Inc.Danisco A/S1/27/05$19.25$19.2524%16%84%UnitedGlobalCom Inc.LGI International Inc.1/18/05$9.58$9.58(1%)0%53%Fox Entertainment Group Inc.News Corp.1/10/05$32.55$34.2710%14%82%Median:31%25%61%Average:28%25%65%Date AnnouncedInitialOwnership